SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2003

XTO ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

Approved Exploration and Development Budget

On January 6, 2003, XTO Energy announced that its Board of Directors approved a $400 million development and exploration budget for 2003 that targets a 15% growth in gas production over 2002 levels. Including oil and natural gas liquids production, the Company expects a year-over-year growth rate of around 12% on an Mcf equivalent basis. A copy of the press release is filed as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c)          Exhibits.

      The following exhibits are filed as part of this Current Report of Form 8-K:

      Exhibit Number and Description

      99.1 Press Release dated January 6, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: January 8, 2003	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller

EXHIBIT INDEX

   Exhibit Number and Description

99.1 Press	Release dated January 6, 2003